UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2006

Hillenbrand Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1069 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 29, 2006, the Compensation and Management Development Committee ("Committee") of Hillenbrand Industries, Inc.’s ("Company") Board of Directors decided on the general terms of the Short-Term Incentive Compensation Plan for fiscal year 2007 ("STIC Plan") available for key employees of the Company and its subsidiaries, including the executive officers of the Company named in the executive compensation disclosures in the Company's proxy statement for its 2006 annual meeting of shareholders and those expected to be named in the Company's proxy statement for its 2007 annual meeting (collectively, the "Named Executive Officers").

For fiscal year 2007, the Committee established specific short-term financial performance objectives which will be measured in terms of revenue and income before taxes for each of Hillenbrand Industries, Hill-Rom Company, certain business units within Hill-Rom, and Batesville Casket Company. The STIC Plan pool for each of those businesses will be funded between 30% and 150% of the amount equal to the product of the incentive compensation opportunity (expressed as a percentage of their base salary) for each STIC Plan participant in each of those businesses times their base salary. Each such STIC Plan pool will be funded 75% by income before taxes and 25% by revenues generated within each applicable business.

As in past years, certain nonrecurring special charges and amounts will be excluded from the calculation of applicable revenue and income before tax targets for purposes of funding STIC Plan pools.

Each participant may participate in up to three pools. Each of the Named Executive Officers will participate in and be eligible for payouts under only the Hillenbrand Industries pool, except that Kenneth A. Camp, Senior Vice President of the Company and President and Chief Executive Officer of Batesville Casket Company, will participate in both the Hillenbrand Industries pool and the Batesville Casket Company pool and be eligible for payouts based 25% on the funding of the Hillenbrand Industries pool and 75% on the funding of the Batesville Casket Company pool, and Kimberly K. Dennis, Vice President, Information Technology of the Company and Senior Vice President, Post-Acute Care (North America) and Information Technology of Hill-Rom Company, will participate in the Hill-Rom Company pool and the pool related to Hill-Rom's Post-Acute Care business unit and be eligible for payouts based 50% on the funding of each of these pools.

Under the terms of the STIC Plan, at applicable revenue and income before tax targets, the short-term incentive compensation opportunity is equal to up to 90% of base salary for the President and Chief Executive Officer of the Company; 75% of base salary in the case of the Chief Executive Officer of Batesville Casket Company; and 50% of base salary for the Chief Financial Officer and all other senior executives of the Company. The STIC Plan provides for individual short-term incentive compensation payouts ranging up to a maximum of two times the executive’s short-term incentive compensation opportunity set forth above depending upon achievement of applicable pool funding and personal performance objectives determined, in the case of the President and Chief Executive Officer of the Company, by the Committee, and, in the case of the other executives, by the President and Chief Executive Officer of the Company and approved by the Committee.

Short-term incentive compensation is calculated for each senior executive participant at the end of each fiscal year. Short-term incentive compensation is payable in cash. All or a portion of short-term incentive compensation may be deferred by the executive. Upon making a deferral election such deferral shall be subject to the Hillenbrand Industries Inc. Executive Deferred Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hillenbrand Industries, Inc.

December 5, 2006	By:	Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hillenbrand Industries, Inc.

December 5, 2006	By:	Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer